Exhibit 99.1

VOLCANO REPORTS 22 PERCENT INCREASE IN THIRD QUARTER REVENUES

COMPANY EXPERIENCES STRONG GROWTH ACROSS CORE BUSINESSES

(SAN DIEGO, CA), November 5, 2009—Volcano Corporation (NASDAQ: VOLC), a leader in the development, manufacture and sales of products for the diagnosis and treatment of coronary and peripheral artery disease, today reported revenues of $53.9 million for the third quarter of fiscal 2009.

The results for the quarter ended September 30, 2009, represent an increase of 22 percent over revenues of $44.1 million in the third quarter of 2008. Revenues for the third quarter of 2009 include $4.6 million from Axsun Technologies, Inc., which Volcano acquired at the end of 2008, and for which the company recorded no revenues in the third quarter a year ago.

For the third quarter of 2009, the company reported a GAAP net loss of $4.0 million, or $0.08 per share, versus GAAP net income of $744,000, or $0.01 per diluted share, in the third quarter of 2008. Weighted average shares for the third quarter of 2009 were 48.5 million.

Excluding stock-based compensation expense of $2.6 million and commissions of $1.4 million paid to a former distributor related to the company’s transition to a direct sales initiative in Japan, the company reported non-GAAP net income of $7,000, or $0.00 per diluted share. In the third quarter of 2008, excluding stock-based compensation expense of $2.5 million, the company reported non-GAAP net income of $3.3 million, or $0.06 per diluted share. A reconciliation of the company’s GAAP to non-GAAP results is included below.

For the first nine months of 2009, Volcano reported revenues of $156.9 million, a 28 percent increase over revenues of $122.2 million in the same period a year ago. Revenues for the first nine months of 2009 include $12.2 million from Axsun. The company reported a GAAP net loss of $16.9 million, or $0.35 per share, compared with a GAAP net loss of $15.1 million, or $0.32 per share, in the same period year ago. Excluding stock-based compensation expense of $8.2 million and the aforementioned commissions of $1.4 million, Volcano reported a non-GAAP net loss of $7.3 million, or $0.15 per share, in the first nine months of 2009. Excluding in-process research and development costs of $12.4 million related to the Novelis and CardioSpectra transactions, $2.9 million in due diligence, legal and accounting expenses related to an acquisition that was not consummated, and stock-based compensation expense of $7.0 million, Volcano reported non-GAAP net income of $7.2 million, or $0.14 per diluted share, in the first nine months of 2008.

“In addition to experiencing a very solid financial performance during the quarter, we completed our transition from our distributor relationship with Goodman to a direct sales effort in Japan and had new data demonstrating the value of our offerings presented at the recent Transcatheter Cardiovascular Therapeutics (TCT) meeting,” said Scott Huennekens, president and chief executive officer.

“During the quarter, our core intravascular ultrasound (IVUS) disposable sales increased 15 percent year-over-year, including 22 percent in Japan and 16 percent in the U.S. Our total functional measurement (FM) business increased 53 percent, led by year-over-year growth of more than 75 percent in both the U.S. and Europe,” Huennekens noted.

“In Japan,” he continued, “we have successfully completed our transition program with Goodman and converted all of their more than 400 accounts. We are also about halfway through our program to transition customers there to our s5 family of IVUS consoles.

“Data from the key PROSPECT and FAME presentations at TCT demonstrated the value of our IVUS and FM offerings by providing evidence that diagnostic angiography alone is not enough and that the use of our devices can not only enhance patient care, but also have a meaningful impact on the cost of healthcare. We believe this data will help fuel further adoption of our current and future products,” Huennekens concluded.

2009 Guidance

The company reconfirmed prior guidance for fiscal 2009 and continues to expect revenues for fiscal 2009 will be in the range of $218-$223 million, or an increase of 27-30 percent over revenues in 2008.

The company continues to expect gross margin for the full year will be in the range of 59-60 percent, including additional depreciation of approximately $775,000 through the balance of the year related to the distributor transition in Japan. Operating expenses continue to be expected in the range of 67-69 percent, including stock-based compensation expense of approximately $12.0 million, intangible amortization of approximately $4.2 million and approximately $3.5 million in Goodman commissions. The outlook for operating expenses reflects increased spending in Japan, the expansion of sales and marketing programs in other geographies, G&A to support the growth of the company and litigation-related expenses. The company also expects a modest increase in research and development spending to fund product development programs, clinical trials and regulatory activities.

The company continues to expect to report a GAAP net loss of $0.38-$0.43 per share. Excluding stock-based compensation expense of approximately $12.0 million and Goodman commissions of approximately $3.5 million, the company expects to report a net loss of $0.06-$0.11 per share. The company further noted that as previously reported, additional payments would be due to former CardioSpectra stockholders if one of the specific milestones in the acquisition agreement is met by the end of fiscal 2009 and the company would be required to make a milestone payment of approximately $11.0 million and record a one-time charge to in-process research and development. The impact of this charge, if it were to occur, would increase expectations for the range of loss per share from $0.38-$0.43 per share to $0.61-$0.66 per share. Weighted average shares outstanding at year-end 2009 are expected to be approximately 48.4 million basic shares and 50.0 million diluted shares.

Conference Call Information

The company will hold a conference call at 2 p.m. Pacific Standard Time, (5 p.m., Eastern Standard Time), today. The teleconference can be accessed by calling (719) 457-2658, passcode 2641790, or via the company’s website at http://www.volcanocorp.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available through November 12, at (719) 457-0820, passcode 2641790, and via the company’s website.

About Volcano Corporation

Volcano Corporation (NASDAQ: VOLC) offers a broad suite of devices designed to facilitate endovascular procedures, enhance the diagnosis of vascular and structural heart disease and guide optimal therapies. The company’s intravascular ultrasound (IVUS) product line includes ultrasound consoles that can be integrated directly into virtually any modern cath lab. Volcano IVUS offers unique features, including both single-use phased array and rotational IVUS imaging catheters, and advanced functionality options, such as VH® IVUS tissue characterization and ChromaFlo®. Volcano also provides functional measurement (FM) consoles and single-use pressure and flow guide wires and is developing a line of ultra-high resolution Optical Coherence Tomography (OCT) and Forward-Looking IVUS systems and catheters. Currently more than 4,700 Volcano IVUS and FM systems are installed worldwide, and more than half of Volcano’s revenues are derived from outside the United States. Through its wholly-owned subsidiary, Axsun Technologies, Volcano also develops and manufactures optical monitors, lasers and optical engines used in telecommunications, spectroscopy and other industrial applications. These products are sold to a variety of customers, including Nokia Siemens, Ericsson, Alcatel-Lucent and HuaWei Technologies. For more information, visit the company’s website at http://www.volcanocorp.com.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Non-GAAP financial measures provide an indication of our performance before certain charges. Our management believes that in order to properly understand our short-term and long-term financial trends, investors may wish to consider the impact of these charges. These charges result from factors and circumstances that vary in frequency and/or impact on continuing operations. Our management believes that these items are not reflective of our core operating activities and should be excluded when comparing our current operating results with those of prior periods, including in-process research and development in the second quarter of 2008 related to the costs associated with the May 2008 acquisition of Novelis, Inc., and the December 2007 acquisition of CardioSpectra, Inc., the acquisition due diligence costs incurred in the first quarter of 2008 related to a proposed acquisition that was not consummated and the commissions paid under the Distribution Termination Agreement related to our termination of a distributor relationship with Goodman Co., Ltd. in July 2009. In addition, stock-based compensation is a non-cash expense. Finally, our management uses results of operations before certain charges to evaluate the operational performance of the company and as a basis for strategic planning and for forecasting and planning future periods. Investors should note that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP and are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release regarding Volcano’s business that are not historical facts may be considered “forward-looking statements,” including statements regarding the company’s financial guidance for 2009, market adoption of the company’s technology, the impact of clinical and other technical data, the timing and impact of the company’s transition to a direct sales force in Japan, including impact on revenue, expenses and income, growth strategies, achievement of product development milestones market development and product sales. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause Volcano’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from the results predicted are detailed in the company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact Information:

John Dahldorf

Chief Financial Officer

Volcano Corporation

(858) 720-4020

or

Neal B. Rosen

Ruder-Finn

(415) 692-3058

VOLCANO CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2009	December 31, 2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$48,512	$100,949
Short-term available-for-sale investments	80,308	48,941
Accounts receivable, net	38,923	41,795
Inventories	36,457	28,936
Prepaid expenses and other current assets	5,492	5,869

Total current assets	209,692	226,490
Restricted cash	553	327
Property and equipment, net	44,752	30,007
Intangible assets, net	12,624	15,636
Goodwill	931	842
Other non-current assets	2,041	2,177

	$270,593	$275,479

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,532	$14,867
Accrued compensation	12,841	12,690
Accrued expenses and other current liabilities	9,737	10,745
Deferred revenues	4,913	4,833
Short-term debt	—	151
Current maturities of long-term debt	40	57

Total current liabilities	43,063	43,343
Long-term debt	9	34
Deferred revenues	2,028	1,914
Other	1,110	456

Total liabilities	46,210	45,747
Stockholders’ equity	224,383	229,732

	$270,593	$275,479

VOLCANO CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues	$53,852	$44,118	$156,853	$122,242
Cost of revenues	21,778	16,581	64,913	45,915

Gross profit	32,074	27,537	91,940	76,327
Operating expenses:
Selling, general and administrative	28,272	19,546	79,805	62,405
Research and development	9,181	6,879	27,816	18,823
In-process research and development	—	—	—	12,407
Amortization of intangibles	1,058	786	3,163	2,337

Total operating expenses	38,511	27,211	110,784	95,972

Operating (loss) income	(6,437)	326	(18,844)	(19,645)
Interest income	142	1,109	640	4,206
Interest expense	(1)	(2)	(4)	(8)
Exchange rate gain (loss)	2,419	(441)	2,162	1,091

(Loss) income before provision for income taxes	(3,877)	992	(16,046)	(14,356)
Provision for income taxes	121	248	833	707

Net (loss) income	$(3,998)	$744	$(16,879)	$(15,063)

Net (loss) income per share:
Basic	$(0.08)	$0.02	$(0.35)	$(0.32)

Diluted	$(0.08)	$0.01	$(0.35)	$(0.32)

Shares used in calculating net loss per share:
Basic	48,506	47,456	48,293	47,236

Diluted	48,506	50,323	48,293	47,236

VOLCANO CORPORATION

RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
GAAP operating (loss) income	$(6,437)	$326	$(18,844)	$(19,645)
Stock-based compensation	2,597	2,513	8,162	6,997
In-process research and development	—	—	—	12,407
Acquisition due-diligence costs	—	—	—	2,878
Commissions paid under Distributor Termination Agreement	1,408	—	1,408	—

Non-GAAP operating (loss) income	$(2,432)	$2,839	$(9,274)	$2,637

GAAP net (loss) income	$(3,998)	$744	$(16,879)	$(15,063)
Stock-based compensation	2,597	2,513	8,162	6,997
In-process research and development	—	—	—	12,407
Acquisition due-diligence costs	—	—	—	2,878
Commissions paid under Distributor Termination Agreement	1,408	—	1,408	—

Non-GAAP net income (loss)	$7	$3,257	$(7,309)	$7,219

GAAP net (loss) income per share—basic	$(0.08)	$0.02	$(0.35)	$(0.32)
Stock-based compensation	0.05	0.05	0.17	0.15
In-process research and development	—	—	—	0.26
Acquisition due-diligence costs	—	—	—	0.06
Commissions paid under Distributor Termination Agreement	0.03	—	0.03	—

Non-GAAP net income (loss) per share—basic	$0.00	$0.07	$(0.15)	$0.15

Shares used in calculating net income (loss) per share—basic	48,506	47,456	48,293	47,236

GAAP net (loss) income per share—diluted	$(0.08)	$0.01	$(0.35)	$(0.32)
Stock-based compensation	0.05	0.05	0.17	0.14
In-process research and development	—	—	—	0.25
Acquisition due-diligence costs	—	—	—	0.06
Commissions paid under Distributor Termination Agreement	0.03	—	0.03	—
Adjustment to shares used in calculating net income per share	—	—	—	0.01

Non-GAAP net income (loss) per share—diluted	$0.00	$0.06	$(0.15)	$0.14

Shares used in calculating net income (loss) per share—diluted	50,599	50,323	48,293	49,859

VOLCANO CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FORWARD LOOKING GUIDANCE

(in thousands, except per share data)

(Unaudited)

	2009
	Guidance Range
	From	To
GAAP net loss per share—basic and diluted	$(0.38)	$(0.43)
Stock-based compensation	0.25	0.25
Commissions paid under Distributor Termination Agreement	0.07	0.07

Non-GAAP net loss per share—basic and diluted	$(0.06)	$(0.11)

Shares used in calculating net loss per share—basic and diluted	48,400	48,400

VOLCANO CORPORATION

REVENUE SUMMARY

(in millions)

(Unaudited)

	Three months ended September 30,		Percentage Change	Nine months ended September 30,		Percentage Change
	2009	2008	2008 to 2009	2009	2008	2008 to 2009
Medical segment:
IVUS systems:
United States	$5.6	$5.6	1%	$16.7	$15.3	9%
Japan	0.1	2.5	(94)	1.5	4.9	(70)
Europe	2.1	1.8	14	5.8	5.4	9
Rest of world	0.6	0.7	(15)	2.1	1.9	9

Total IVUS systems	$8.4	$10.6	(20)	$26.1	$27.5	(5)

IVUS disposables:
United States	$15.1	$13.0	16%	$44.4	$37.6	18%
Japan	10.8	8.9	22	31.8	24.7	29
Europe	4.6	4.6	0	13.6	13.0	4
Rest of world	0.8	0.7	10	2.4	2.2	9

Total IVUS disposables	$31.3	$27.2	15	$92.2	$77.5	19

FM:
United States	$4.1	$2.3	76%	$11.7	$6.3	86%
Japan	0.2	0.5	(64)	0.9	0.9	(3)
Europe	3.1	1.7	77	7.7	5.1	51
Rest of world	0.2	0.4	(41)	0.9	0.8	6

Total FM	$7.6	$4.9	53	$21.2	$13.1	61

Other	2.4	1.4	67%	6.2	4.1	50%

Sub-total medical segment	$49.7	$44.1	13	$145.7	$122.2	19

Telecom segment	4.2	—	—	11.2	—	—

Total	$53.9	$44.1	22	$156.9	$122.2	28